Exhibit 10.1

FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of [            ], 2008, by and between Sports Properties Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, No. 333-146353 (together with any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, the “Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (the “Effective Date”);

WHEREAS, Banc of America Securities LLC (“Banc of America”) is acting as the representative of the underwriters in the IPO (the “Underwriters”);

WHEREAS, the Company has agreed to issue securities in a private placement that will occur immediately prior to the IPO (the “Placement”);

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, an aggregate of $200,000,000 ($229,193,750, if the Underwriters’ over-allotment option is exercised in full), which is comprised of (i) the net proceeds of the IPO (except as provided in the Registration Statement); (ii) the $6,000,000 received by the Company in exchange for its securities pursuant to the Placement; and (iii) an additional $8,625,000 (or $9,918,750, if the Underwriters’ over-allotment option is exercised in full) of the proceeds of the IPO, representing a portion of the underwriters’ discount (the “Contingent Discount”) which Banc of America has agreed to deposit in the Trust Account (as defined below), will be delivered to the Trustee to be deposited and held in the Trust Account for the benefit of the Company, and the holders of the Company’s common stock, par value $.001 per share (the “Common Stock”), included in the units of the Company’s securities issued in the IPO (the “Units”) and Banc of America. The amount to be delivered to the Trustee will be referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders, Banc of America and the Company will be referred to together as the “Beneficiaries;” and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.	Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (“Trust Account”) established by the Trustee;

(b) manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) in a timely manner, upon the instruction of the Company, to invest and reinvest the Property in “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), having a maturity of 180 days or less or in any open ended investment company registered under the 1940 Act that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the 1940 Act. As used herein, “government security” means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less;

(d) collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) notify the Company and Banc of America of all communications received by it with respect to any Property requiring action by the Company;

(f) supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;

(g) participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Banc of America to do so;

(h) render to the Company and to Banc of America, and to such other persons as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i) commence liquidation of the Trust Account upon receipt of the Officers’ Certificate signed by the Chief Executive Officer and Chief Financial Officer in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein as part of the Company’s plan of dissolution and liquidation. The Trustee understands and agrees that, except as provided in Section 1(j) and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stock vote in favor of the Business Combination (as hereinafter defined). In all cases, the Trustee shall provide Banc of America with a copy of any Termination Letter, Officers’ Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. As used in this Agreement, the term “Business Combination” means the acquisition by the Company, through merger, capital stock exchange, asset acquisition, stock purchase, exchangeable share transaction, joint venture or other similar business combination with, one or more domestic or international operating businesses in the sports, leisure and entertainment industries, as more fully described in the prospectus forming a part of the Registration Statement. As of the date 24 months from the date of this Agreement, if the Company has failed to consummate a Business Combination (“Termination Date”), the Company shall commence liquidation of the Trust Account. The Trustee, upon consultation with the Company and Banc of America, shall deliver a notice to Public Stockholders of record as of the Termination Date, by U.S. mail or via the Depository Trust Company (“DTC”), within five days of the Termination Date, to notify the Public Stockholders of such event and take such other actions as it may deem necessary to inform the Beneficiaries. Promptly thereafter, the Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee.

2.	Limited Distributions of Income on Property.

(a) Upon receipt by the Trustee of a written request signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying the amount of taxes payable by the Company with respect of income earned on the Property, franchise taxes or any other taxes, then, at the written instruction of the Company, the Trustee shall promptly, to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such tax obligation; provided, however, that in no event shall the aggregate amount of all checks issued to taxing authorities pursuant to this Section 2(a) exceed the interest earned in the Trust Account. It is understood and agreed that the only duty of the Trustee with regard to this section is to follow the instruction of the Company.

(b) Upon written request from the Company containing certification that such distribution pursuant to this Section 2(b) shall only be used to fund the working capital requirements of the Company and the costs related to identifying, researching and acquiring prospective target businesses, in each case as described in the prospectus that forms a part of the Registration Statement, the Trustee shall distribute to the Company an amount up to $2,250,000 in the aggregate of the income earned on the Property, net of taxes payable, through the last day of the month immediately preceding the date of receipt of the Company’s written request.

(c) Except as provided in Sections 1(i), 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted.

(d) Upon receipt by the Trustee of a written instruction from the Company for distributions from the Trust Account in connection with a plan of dissolution and distribution, accompanied by an Officers Certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying as true, accurate and complete (i) a statement of the amount of actual expenses incurred or, where known with reasonable certainty, imminently to be incurred by the Company in connection with its dissolution and distribution, (ii) any amounts due to pay creditors or required to reserve for payment to creditors, and (iii) the sum of (i) and (ii), the Trustee shall distribute to the Company an amount, as directed by the Company in the instruction letter, up to the sum of (i) and (ii) as indicated in the instruction letter.

3.	Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a) to provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer and Chief Financial Officer. In addition, except with respect to its duties under paragraph 1(i), 2(a) and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or Banc of America shall promptly confirm such instructions in writing; and

(b) to hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company. The Company may participate in such action with its own counsel;

(c) to pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee, except as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such section); and

(d) that, in the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, the Trustee or another independent party designated by Banc of America shall act as the inspector of election to certify the results of the stockholder vote; and

(e) that the Officers’ Certificate referenced in Section 1(i) hereof shall require the Chief Executive Officer and Chief Financial Officer of the Company to each certify the following (wherever applicable): (1) prior to the Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and (2) the Board of Directors (the “Board”) pursuant to the unanimous written consent of the Board or pursuant to a duly held meeting of the Board, has approved the Business Combination. A copy of such consent or minutes of the meeting of the Board and the definitive agreement relating to the Business Combination so approved shall be attached as an exhibit to the Officers Certificate;

(f) In connection with any vote of the Company’s stockholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination;

(g) Within five business days after Banc of America’s over-allotment option (or any unexercised portion thereof) expires or is exercised in full, to provide the Trustee notice in writing (with a copy to Banc of America) of the total amount of the Contingent Discount, which shall in no event be less than $8,625,000.

(h) In connection with any liquidation of the Trust Account, not to direct the Trustee, as paying agent, to make any payment not specifically permitted under this Agreement.

4.	Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b) institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property, unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) change the investment of any Property, other than in compliance with Section 1(c);

(d) refund any depreciation in principal of any Property;

(e) assume that the authority of any person designated by the Company and/or Banc of America to give written instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company and/or Banc of America shall have delivered a written revocation of such authority to the Trustee;

(f) the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively on, and shall be protected in acting upon, any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement, unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 1(i) hereof; and

(h) pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be to have checks drawn and delivered with respect thereto as provided for by Section 2(a) hereof).

5.	Certain Rights Of Trustee.

(a) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(b) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

(d) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, and it shall not be accountable for the Company’s use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

6.         No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 3(b), the Trustee will pursue such claim solely against the Company and not against the property held in the Trust Account.

7.	Termination. This Agreement shall terminate as follows:

(a) if the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

(b) at such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b) hereof; or

(c) on such date after [            ], 200     when the Trustee deposits the Property with the United States District Court for the Southern District of New York in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company pursuant to Section 1(i) hereof.

8.	Miscellaneous.

(a) The Company and the Trustee each acknowledge and agree that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an “Authorized Individual” at an “Authorized Telephone Number” listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, for agreements made and to be wholly performed within such state, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders. Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson

Fax No.: (212) 509-5150

if to the Company, to:

Sports Properties Acquisition Corp.

437 Madison Avenue

New York, New York 10022

Attn: Andrew M. Murstein, Secretary and Director

Fax No.: (212) 328-2121

in either case with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Attn: William H. Gump, Esq.

Fax No.: (212) 728-8111

and

Banc of America Securities LLC

As representative of the underwriters

40 W. 57th Street, 30th Floor

New York, New York 10019

Attn: Managing Director (Sports Properties Acquisition Corp.)

Fax No.: (646) 313-4783

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Gregg A. Noel, Esq.

Fax No.: (213) 687-5600

(f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Banc of America.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

(i) Banc of America shall be a third party beneficiary of this Agreement.

(Remainder of document intentionally left blank. Signature page to follow.)

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

SPORTS PROPERTIES ACQUISITION CORP.

By:
Name:
Title:

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:    [                    ]

Re: Trust Account No. [    ] Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Sports Properties Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [            ], 2008 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with [            ] (“Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”) and shall provide you with an Officers’ Certificate in accordance with Sections 1(i) and 3(e) of the Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

In accordance with paragraph A of Article 6 of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares, and Public Stockholders holding less than 30% of the IPO Shares have voted against the Business Combination and given notice of exercise of their conversion rights described in paragraph B of Article 6 of the Amended and Restated Certificate of Incorporation of the Company. Pursuant to Section 3(e) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of                     , which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and Banc of America shall direct in writing on the Consummation Date.

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that (a) all of the conditions to closing of the Business Combination have been satisfied and the closing date for such Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and has been scheduled pursuant to the terms of the Business Agreement; (ii) the Company shall deliver along with the oath and report of inspector of election certified by an independent inspector which may be the Trustee or as otherwise appointed by Banc of America (collectively, the “Report”); and (iii) the Company and Banc of America shall deliver to you joint written instructions with respect to the transfer of the funds, including the Contingent Discount, held in the Trust Account (“Instructions”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter, the Report, evidence of delivery of the Stock Certificates, the Officers’ Certificate and the Instructions in accordance with the terms of the Instructions. Notwithstanding the foregoing, upon verification of receipt by you of the Instructions, we hereby agree and acknowledge that the Property in the Trust Account shall be distributed as follows: (1) first, to Banc of America by wire transfer (or as otherwise directed by Banc of America) in immediately available funds, the aggregate amount equal to the product of (x) 8,625,000 multiplied by (y) the fraction of which (A) the numerator is 20,000,000 minus the number of shares of common stock for which conversion rights are exercised in accordance with Article Sixth(B) of the Company’s Certificate of Incorporation and (B) the denominator is 20,000,000 (or, if the Underwriters’ over-allotment option has been exercised in full, the aggregate amount equal to the product of (x) 9,918,750 multiplied by (y) the fraction of which (A) the numerator is 23,000,000 minus the number of shares of common stock for which conversion rights are exercised in accordance with Article Sixth(B) of the Company’s Certificate of Incorporation and (B) the denominator is 23,000,000) and (2) thereafter, to any other Beneficiary in accordance with the terms of the Instructions. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and Banc of America of the same and, if the amount set forth in sub-clause (1) shall not have been paid in full, Banc of America and the Company shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company and/or Banc of America. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date, as set forth in the notice.

Very truly yours, SPORTS PROPERTIES ACQUISITION CORP.

By:
Tony Tavares
President and Chief Executive Officer

By:
Larry D. Hall
Chief Financial Officer

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:    [                    ]

Re: Trust Account No. [    ] Termination Letter

Gentlemen:

Continental Stock Transfer

& Trust Company

17 Battery Place

New York, New York 10004

Attn: Frank Di Paolo

Re:    Trust Account No.             Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Sports Properties Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of             , 2008 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a target company prior to the Termination Date. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you, to commence liquidation of the Trust Account as promptly as practicable to stockholders of record on the Termination Date. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and the Certificate of Incorporation. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and you shall oversee the distribution of the funds. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

SPORTS PROPERTIES ACQUISITION CORP.

By:
Tony Tavares, President and Chief Executive Officer

By:
Larry D. Hall, Chief Financial Officer

EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

Sports Properties Acquisition Corp.	(212) 328-2100
437 Madison Avenue
New York, New York 10022
Attn: Andrew M. Murstein, Secretary and Director

Banc of America Securities

40 W. 57th Street, 30th Floor New York, New York 10019 Attn: Thomas W. Yang, Esq.	(212) 457-3741

Trustee:

Continental Stock Transfer & Trust Company	(212) 845-3201
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement

between Sports Properties Acquisition Corp. and Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	[$	1,000	]

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	[$	3,000	]

Transaction processing fee for disbursements to Company under Sections 2(a)	Deduction by Trustee from disbursement made to Company	[$	250	]

Agreed:
Dated: , 2007
Sports Properties Acquisition Corp.

	By:	Authorized Officer

Continental Stock Transfer & Trust Co.

	By:	Authorized Officer